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                                                                       EXHIBIT j


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our five reports each dated December 16, 2003, relating to the financial statements and financial highlights of AIM Asia Pacific Growth Fund, AIM European Growth Fund, AIM Global Aggressive Growth Fund, AIM Global Growth Fund and AIM International Growth Fund (five of the funds constituting AIM International Mutual Funds, formerly known as AIM International Funds, Inc.) and of our report dated December 16, 2003, relating to the financial statements and financial highlights of INVESCO International Core Equity Fund, formerly known as INVESCO International Blue Chip Value Fund (one of the funds constituting AIM International Mutual Funds, formerly known as AIM International Funds, Inc. II), which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 24, 2004